Exhibit 10.1

FIRST AMENDMENT TO
CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is dated as of May 5, 2014, by and among BUFFALO WILD WINGS, INC., a Minnesota corporation (“Borrower”), the undersigned “Lenders” parties to the Credit Agreement herein defined, and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (in its individual capacity, “Wells Fargo,” and in its administrative agent capacity for the Lenders, “Administrative Agent”). Capitalized terms used but not defined in this Amendment have the meanings given to them in the Credit Agreement.

RECITALS:

WHEREAS, Borrower, Administrative Agent and the “Lenders” referred to therein are parties to that certain Credit Agreement dated as of February 7, 2013 (as the same may be amended in writing and in effect from time to time, the “Credit Agreement”), pursuant to which Lenders have agreed to make loans and other financial accommodations available to the Borrower; and

WHEREAS, the Borrower has requested and the Lenders are willing to agree to certain modifications to the Credit Agreement, all subject and pursuant to the terms and conditions stated herein;

NOW, THEREFORE, the parties hereby agree to amend the Credit Agreement as follows:

1.     Definitions. The following definitions in Section 1.1 of the Credit Agreement are hereby amended by adding the following definitions or, as applicable, deleting them in their entirety and substituting the following therefor:

“LIBOR” means

(a)     for any interest rate calculation with respect to a LIBOR Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two (2) London Business Days prior to the first day of the applicable Interest Period. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.

(b)     for any interest rate calculation with respect to a Floating Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $5,000,000 for a period equal to one month (commencing on the date of determination of such interest rate) which appears on the Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a London Business Day, then the immediately preceding London Business Day. If, for any reason, such rate does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page) then “LIBOR” for such Floating Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $5,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.

Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

“London Business Day” means any day that is a day for trading by and between banks in Dollar deposits in the London interbank market.

“New York Business Day” means any day except a Saturday, Sunday or any other day on which commercial banks in New York are authorized or required by law to close.

“Revolving Credit Maturity Date” means the earliest to occur of (a) February 7, 2017, (b) the date of termination of the entire Revolving Credit Commitment by the Borrower pursuant to Section 2.5, or (c) the date of termination of the Revolving Credit Commitment pursuant to Section 9.2(a).

2.       Interest Period. Section 4.1(b)(ii) and (iii) of the Credit Agreement are hereby deleted and replaced with the following:

(ii)     if the day after the end of any Interest Period is not a New York Business Day (so that a new Interest Period could not be selected by Borrower to start on such day), then such Interest Period shall continue up to, but shall not include, the next New York Business Day after the end of such Interest Period, unless the result of such extension would be to cause any immediately following Interest Period to begin in the calendar month in which event the Interest Period shall continue up to, but shall not include, the New York Business Day immediately preceding the last day of such LIBOR Period;

(iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last New York Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last New York Business Day of the relevant calendar month at the end of such Interest Period;

3.      No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement remain in full force and effect.

4.     Conditions Precedent/Subsequent. This Amendment shall be effective when the Administrative Agent shall have received an original hereof duly executed by all parties, together with each of the following, each in substance and form acceptable to the Administrative Agent in its sole discretion:

a)     Officer’s Certificates from the Borrower and each Guarantor; and

b)     such other documents and agreements referenced in or required by this Amendment, or as otherwise required by the Administrative Agent in its reasonable discretion.

5.     Representations and Warranties. Except as explicitly amended by this Amendment, Borrower reaffirms that each of the Representations and Warranties contained in the Credit Agreement is true and correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and without limiting the forgoing, represent and warrant that the Credit Agreement, this Amendment and each of the other Loan Documents constitute the continuing legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, not subject to any existing defense, counterclaim or right of setoff by the Borrower, and to the extent that any such defense, counterclaim and/or setoff exists, each of the same are hereby absolutely and forever waived and released.

6.     Release. Borrower and each of the undersigned Guarantors hereby absolutely and unconditionally releases and forever discharges Administrative Agent and each Lender, and each of their respective participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, that either Borrower or such Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

7.     Miscellaneous. Except as amended hereby, the Credit Agreement remains in full force and effect in accordance with its original terms. Signature pages to this Amendment may be executed in any number of counterparts and by facsimile or email (PDF) transmission, all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

Exhibit 10.1

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

BUFFALO WILD WINGS, INC., as the Borrower

By:	/s/ Mary J. Twinem
Name: Mary J. Twinem
Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Issuing Lender and Lender

By:	/s/ Cynthia S. Goplen
Name: Cynthia S. Goplen
Title: Vice President

[Signature Page to First Amendment to Credit Agreement Dated as of May 5, 2014]

GUARANTORS' CONSENT, REAFFIRMATION AND GENERAL RELEASE

Each of the undersigned guarantors of all indebtedness of BUFFALO WILD WINGS, INC. to WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lender Parties under the Credit Agreement dated as of February 7, 2013, hereby: (i) consents to the foregoing Amendment; (ii) reaffirms its obligations under its respective Guaranty; (iii) reaffirms its waivers of each and every one of the defenses to such obligations as set forth in its respective Guaranty; (iv) reaffirms that its obligations under its respective Guaranty are separate and distinct from the obligations of any other party under said Credit Agreement and the other Loan Documents described therein; and (v) agrees to join in and be bound by all of the terms and provisions of the General Release contained in Paragraph 6 thereof.

BUFFALO WILD WINGS INTERNATIONAL, INC., as a Guarantor

By:	/s/ Mary J. Twinem
Name: Mary J. Twinem
Title: Chief Financial Officer

BLAZIN WINGS, INC., as a Guarantor

By:	/s/ Mary J. Twinem
Name: Mary J. Twinem
Title: Chief Financial Officer

[Consent, Reaffirmation and Release of Guarantors --

First Amendment to Credit Agreement dated as of May 5, 2014]